Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 13, 2019 by and among The Andersons Marathon Holdings LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto, and CoBank, ACB, a federally chartered instrumentality of the United States, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
The Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement dated as of October 1, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). As used in these recitals, capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.
The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain terms and provisions of the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant such request on the terms and subject to the conditions set forth herein.
ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions. As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.
Section 2.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    Amendment to Section 1.1 of the Credit Agreement (Definitions). Section 1.1 of the Credit Agreement is amended by amending and restating the following definitions:
“‘Term Commitment Termination Date’ means December 15, 2021.”
“‘Unused Commitment Fee’ means any Unused Revolving Term Commitment Fee or Unused Term Commitment Fee.”
(b)    Amendment to Section 1.1 of the Credit Agreement (Definitions). Section 1.1 of the Credit Agreement is further amended by adding the following definitions:
“‘Aggregate Term Commitment Amount’ means $70,000,000, constituting the sum of the Term Commitments of the Term Lenders as of the Closing Date, subject to adjustment in accordance with Sections 2.1(a) and 2.1(d).”
“‘First Amendment Effective Date’ means December 13, 2019.”
“‘Unused Revolving Term Commitment Fee’ has the meaning specified in Section 2.6(a)(i).”
“‘Unused Term Commitment Fee’ has the meaning specified in Section 2.6(a)(ii).”
(c)    Amendment to Section 2.1(a) of the Credit Agreement (Term Commitments). Section 2.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)    Term Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Term Lender severally agrees to make Term Advances to the Borrower at any time or from time to time on or after the Closing Date to the Term Commitment Termination Date in an aggregate amount at any time outstanding not to exceed such Term Lender’s Pro Rata Share of each Borrowing from time to time requested by the Borrower under the Term Facility; provided that, after giving effect to each such Term Advance, (i) the aggregate principal amount of such Lender’s Term Advances shall not exceed its Term Commitment and (ii) the aggregate principal amount of all Term Advances extended by all Term Lenders (including any Term Advances that are outstanding or have been repaid) shall not exceed the Aggregate Term Commitment Amount. Each request by the Borrower for a Term Advance shall be deemed to be a representation by the Borrower that it shall be in compliance with the proviso at the end of the preceding sentence and with Article IV both before and after giving effect to the requested Term Borrowing. The Term Facility is not a revolving facility; any Term Advances that are repaid may not be re-advanced hereunder. The Aggregate Term Commitment Amount shall be automatically and permanently reduced (A) dollar-for-dollar by the amount of each Term Borrowing on the date of such Term Borrowing and (B) to zero on the Term Commitment Termination Date.”
(d)    Amendment to Section 2.1(d) of the Credit Agreement (Repayment of Term Advances). Section 2.1(d) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(d)    Repayment of Term Advances. In addition to any prepayments made pursuant to Sections 2.11 and 2.12, the Borrower shall pay the aggregate outstanding principal balance of the Term Facility in successive installments of $3,000,000 each, due and payable on the 20th day of each November, February, May and August commencing November 20, 2020, and in one final installment on the Maturity Date for the Term Facility when the entire remaining outstanding principal balance of the Term Facility, together with all outstanding interest thereon and unpaid fees with respect thereto, shall be due and payable in full. The Aggregate Term Commitment Amount shall be automatically and permanently reduced dollar-for-dollar by the amount of $3,000,000 on the 20th day of each November, February, May and August commencing November 20, 2020.”
(e)    Amendment to Section 2.6(a) of the Credit Agreement (Unused Commitment Fee). Section 2.6(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(a)    Unused Commitment Fee.
(i)    Unused Revolving Term Commitment Fee. Accruing from the Closing Date until the Maturity Date of the Revolving Term Facility, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Term Lender according to its Pro Rata Share, a nonrefundable unused commitment fee (each, an “Unused Revolving Term Commitment Fee”) equal to the Unused Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Aggregate Revolving Term Commitment Amount and (ii) the Revolving Term Facility Usage; provided, however, that any Unused Revolving Term Commitment Fee accrued with respect to the Revolving Term Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Revolving Term Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Unused Revolving Term Commitment Fee shall accrue with respect to the Revolving Term Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Unused

Revolving Term Commitment Fees shall be payable on each Interest Payment Date in arrears through the last day of the immediately preceding calendar month.
(ii)    Unused Term Commitment Fee. Accruing from the First Amendment Effective Date until the Term Commitment Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of each Term Lender according to its Pro Rata Share, a nonrefundable unused commitment fee (each, an “Unused Term Commitment Fee”) equal to the Unused Commitment Fee Rate (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Aggregate Term Commitment Amount as of the Closing Date less any mandatory reductions occurring on or after November 20, 2020 pursuant to Section 2.1(d) and (ii) the outstanding principal balance of all Term Advances; provided, however, that any Unused Term Commitment Fee accrued with respect to the Term Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Term Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Unused Term Commitment Fee shall accrue with respect to the Term Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Unused Term Commitment Fees shall be payable on each Interest Payment Date in arrears through the last day of the immediately preceding calendar month.”
(f)    Amendment to Section 8.2 of the Credit Agreement (Minimum Net Worth). Section 8.2 of the Credit Agreement is amended by deleting “$400,000,000” therefrom and inserting “$300,000,000” in substitution therefor.
(g)    Amendment to Exhibit B to the Credit Agreement (Compliance Certificate). Exhibit B to the Credit Agreement is amended and restated in its entirety in the form of Exhibit B attached hereto.
Section 3.    No Waiver; No Other Changes. The execution of this Amendment or any documents, agreements and certificates contemplated hereunder shall not be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Administrative Agent or any Lender, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment. Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.
Section 4.    References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
Section 5.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Secured Parties as follows:
(a)    The Borrower has the full power to enter into, execute, deliver and carry out this Amendment and the other documents delivered hereunder to which it is a party (the “Amendment Documents”) and to perform its obligations under the Amendment Documents to which it is a party and the Credit Agreement as amended hereby, and all such actions have been duly authorized by all necessary proceedings on its part. Each of the Amendment Documents (i) has been duly and validly executed and delivered by the Borrower and (ii) constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

(b)    Neither the execution and delivery of the Amendment Documents nor the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof by any of them or by the Credit Agreement as amended hereby will (i) conflict with or constitute a material default under (x) the terms and conditions of the Organizational Documents of the Borrower, (y) any Material Agreement to which the Borrower is a party or by which it is bound or to which it is subject, (z) any applicable Law or any order, writ, judgment, injunction or decree to the Borrower is a party or by which it is bound or to which it or its properties is subject, or (ii) result in the creation or enforcement of any Lien, charge or encumbrance upon any property (now or hereafter acquired) of the Borrower (other than Liens granted under the Loan Documents).
(c)    All of the representations and warranties contained in the Loan Documents, including without limitation in Article V of the Credit Agreement, are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are correct in all material respects as of such date; provided that any representation or warranty that is qualified by materiality or Material Adverse Change is correct in all respects as though made on and as of the applicable date.
(d)    No event has occurred and is continuing, or would result from the execution and delivery of the Amendment Documents, which constitutes a Default or an Event of Default.
Section 6.    Effectiveness. The amendments set forth in Section 2 shall be effective only if the Administrative Agent has received, on or before the date of this Amendment, each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:
(a)    this Amendment, duly executed by the parties hereto;
(b)    a certificate of the secretary or other appropriate officer of the Borrower certifying that (i) the execution, delivery and performance of the Amendment Documents were duly approved by all necessary action of the Governing Board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) the Organizational Documents of the Borrower, which were certified and delivered to the Administrative Agent pursuant to the most recent certificate of secretary given by the Borrower to the Administrative Agent (the “Prior Certificate”), continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) the officers and agents of the Borrower who have been certified to the Administrative Agent pursuant to the Prior Certificate as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower; and
(c)    payment in immediately available funds of all fees and expenses due and payable pursuant to Section 8 hereof to the extent invoiced on or prior to the date hereof.
Section 7.    Release of the Administrative Agent and the Secured Parties. The Borrower hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Secured Parties, and any and all participants, Related Parties, successors and assigns thereof, together with all of the present and former Directors, officers, employees, agents, attorneys of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, in each case to the extent arising in connection with any of the Loan Documents.

Section 8.    Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 11.3 of the Credit Agreement to pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and each other agent of the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated).
Section 9.    Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment, together with the Credit Agreement as amended hereby and the other Loan Documents, comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.
Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

THE ANDERSONS MARATHON HOLDINGS LLC, as Borrower

By:
Name: Brian K. Walz
Title: Vice President & Treasurer of The Andersons, Inc.

COBANK, ACB, as Administrative Agent and Issuing Lender

By:
Name:
Title:

COBANK, FCB, as a Lender

By:
Name:
Title:

FARM CREDIT MID-AMERICA, PCA, as a Lender

By:
Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as a Lender

By: MetLife Investment Management, LLC, a Delaware limited liability company, its investment manager

By:
Name:
Title:

BANK OF THE WEST, as a Lender

By:
Name:
Title:

CONSENT OF VOTING PARTICIPANTS

FARM CREDIT EAST, ACA, as a Voting Participant By: _________________________ _________ Name: ________________________________ Title: _________________________________	FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant By: ___________________________ _______ Name: ________________________________ Title: _________________________________
GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant By: ____________________ ______________ Name: ________________________________ Title: _________________________________

EXHIBIT B
COMPLIANCE CERTIFICATE
Financial Statement Date: _______________
To:    CoBank, ACB
6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111
Attention: Credit Information Services

Reference is made to that certain Credit Agreement, dated as of October 1, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among THE ANDERSONS MARATHON HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and COBANK, ACB, as administrative agent (the “Administrative Agent”). Any capitalized terms used but not defined in this Compliance Certificate shall have the meaning given to such terms in the Credit Agreement.
The undersigned hereby certifies, solely in his or her corporate capacity and not individually, as of the date hereof that he/she is an officer of The Andersons, Inc., as Manager of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:
1.    Attached as Annex I hereto are the [monthly financial statements][annual financial statements] required by Article VI of the Credit Agreement, which financial statements have been prepared in accordance with the Credit Agreement.
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their obligations under the Loan Documents, and to the best Knowledge of the undersigned at the end of such fiscal period there did not exist any Default or Event of Default [or, if a Default or Event of Default exists, describe its nature, period of existence and what action Borrower has taken and is taking with respect thereto].
4.    The representations and warranties of the Borrower contained in Article V of the Credit Agreement or which are contained in the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.
5.    The financial covenant analyses and information attached as Annex II hereto are hereby made a part hereof and are true and accurate for the applicable period on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of ________________________, 20__.

THE ANDERSONS MARATHON HOLDINGS LLC

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Annex I to Exhibit B

FINANCIAL STATEMENTS

See attached.

Annex II to Exhibit B

FINANCIAL COVENANT CALCULATIONS

See attached.

THE ANDERSONS MARATHON HOLDINGS LLC
Compliance Report
For the Period Ended ____________

I.Section 8.1 Minimum Working Capital

1.	Current assets	$
2.	plus the Revolving Term Facility Availability Amount (less the amount that would be considered a current liability under GAAP if the Revolving Term Facility was fully advanced)	$
3.	minus current liabilities	$
4.	Working Capital (line 1 plus line 2 minus line 3)	$

	Minimum required Working Capital		$73,000,000.00

	In Compliance		Yes	No

Covenant: The Borrower will maintain the Working Capital of the Consolidated Group as of the last day of each month at not less than $73,000,000.

II.Section 8.2 Minimum Net Worth

1.	Total assets	$
2.	minus total liabilities	$
3.	Net Worth (line 1 minus line 2)	$
Minimum required Net Worth		$300,000,000.00
In Compliance		Yes	No

Covenant: The Borrower will maintain the Net Worth of the Consolidated Group as of the last day of each month at not less than $300,000,000.

III.Consolidated EBITDA (as of the end of each fiscal year)

1.	Net Income	$
2.	plus interest expense	$
3.	plus income tax expense	$
4.	plus depreciation and amortization	$
5.	plus non-operating, non-cash and non-recurring costs and expenses	$
6.	minus non-operating, non-cash and non-recurring income or gains	$
7.	EBITDA (line 1 plus lines 2 through 5 minus line 6)	$